(g)(4)(vii)

AMENDMENT TO SECURITIES LENDING AGREEMENT AND GUARANTY

This AMENDMENT TO SECURITIES LENDING AGREEMENT AND GUARANTY (“Amendment”) is made effective as of the 6th day of February, 2026 (the “Effective Date”), by and between THE BANK OF NEW YORK MELLON (“Bank”) and each Investment Company listed on Exhibit A to the Agreement (defined below), for itself and for each Series (each, Investment Company and each Series is hereinafter referred to as, “Lender”).

WHEREAS, Lenders and Bank have entered into a certain Securities Lending Agreement and Guaranty dated as of August 7, 2003 (as amended, modified or supplemented from time to time, the “Agreement”); and

WHEREAS, Lender and Bank desire to amend the Agreement in certain respects as hereinafter provided:

NOW, THEREFORE, the parties hereto, each intending to be legally bound, do hereby agree as follows:

1.Amendment. The Agreement is hereby amended by deleting Exhibit A therefrom in its entirety and substituting in lieu thereof a new Exhibit A identical to that which is attached hereto as Attachment I.

2.Except as expressly amended hereby, all of the provisions of the Agreement shall continue in full force and effect; and are hereby ratified and confirmed in all respects. Upon the effectiveness of this Amendment, all references in the Agreement to “this Agreement” (and all indirect references such as “herein”, “hereby”, “hereunder” and “hereof”) shall be deemed to refer to the Agreement as amended by this Amendment.

3.This Amendment may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

THE BANK OF NEW YORK MELLON

By:: /s/ Donald Lawther

Name: Donald Lawther

Title: Senior Vice President Feb 18, 2026

By:/s/ Matthew Knoblock

Name:Matthew Knoblock

Title: Director

Feb 18, 2026

VOYA FUNDS, on behalf of each Investment Company and each Series as listed on Exhibit A to the Agreement

By: /s/ Todd Modic_______________

Name: Todd Modic_______________

Title: Senior Vice President________

ATTACHMENT I

EXHIBIT A

with respect to the

SECURITIES LENDING AGREEMENT AND GUARANTY

Fund	Tax ID Number

Voya Asia Pacific High Dividend Equity Income Fund	20-8258043

Voya Credit Income Fund	86-1011668

Voya Emerging Markets High Dividend Equity Fund	27-2988890

Voya Enhanced Securitized Income Fund	93-3623624

Voya Equity Trust

Voya Corporate Leaders® 100 Fund	26-2637458

Voya Global Income & Growth Fund	06-1415522

Voya Large Cap Value Fund	26-1430152

Voya Large-Cap Growth Fund	33-0733557

Voya MI Dynamic Small Cap Fund (FKA Voya Small Company Fund)	06-1384097

Voya MI Dynamic SMID Cap Fund (FKA Voya Mid Cap Research Enhanced Index Fund)	06-1501683

Voya MidCap Opportunities Fund	06-1522344

Voya Multi-Manager Mid Cap Value Fund	45-2606398

Voya Small Cap Growth Fund	20-1603453

Voya VACS Series LCC Fund	41-2918225

Voya VACS Series MCV Fund	92-1131301

Voya Funds Trust

Voya GNMA Income Fund	22-2013958

Voya Government Money Market Fund	06-1330795

Voya High Yield Bond Fund	23-2978938

Voya Intermediate Bond Fund	52-2125227

Voya Short Duration Bond Fund	46-1334715

Voya Short Duration High Income Fund	92-1215010

Voya Strategic Income Opportunities Fund	46-0906231

Voya VACS Series CB Fund	41-3135285

Voya VACS Series HYB Fund	92-1180539

Voya Global Advantage and Premium Opportunity Fund	20-3379510

Voya Global Equity Dividend and Premium Opportunity Fund	20-2326466

Voya Government Money Market Portfolio	06-0920532

Voya Infrastructure, Industrials and Materials Fund	26-1598407

Voya Intermediate Bond Portfolio	06-0891902

Voya Investors Trust

Voya Balanced Income Portfolio	20-4411383

Voya Global Perspectives® Portfolio	46-2185194

Voya Government Liquid Assets Portfolio	95-6891032

Voya High Yield Portfolio	02-0558398

Voya Inflation Protected Bond Plus Portfolio	20-8798165

Voya Large Cap Growth Portfolio	20-0573935

Voya Large Cap Value Portfolio	20-8642546

Voya Limited Maturity Bond Portfolio	95-6895624

Voya Retirement Aggressive Portfolio (FKA Voya Retirement Growth Portfolio)	27-0306776

Voya Retirement Conservative Portfolio	26-0475378

Voya Retirement Moderate Portfolio	20-0573946

Voya Retirement Moderately Aggressive Portfolio (FKA Voya Retirement Moderate	20-0573968
Growth Portfolio)
Voya U.S. Stock Index Portfolio	55-0839540

Voya VACS Index Series S Portfolio	92-0795039

VY® CBRE Global Real Estate Portfolio	20-3602480

VY® Columbia Real Estate Portfolio (FKA VY® CBRE Real Estate Portfolio)	95-6895628

VY® Invesco Growth and Income Portfolio	13-3729210

VY® JPMorgan Emerging Markets Equity Portfolio	52-2059121

VY® JPMorgan Small Cap Core Equity Portfolio	02-0558352

VY® Morgan Stanley Global Franchise Portfolio	02-0558382

VY® T. Rowe Price Capital Appreciation Portfolio	95-6895626

VY® T. Rowe Price Equity Income Portfolio	95-6895630

Voya Mutual Funds

Voya Global Bond Fund	20-4966196

Voya Global High Dividend Low Volatility Fund	33-0552475

Voya Multi-Manager Emerging Markets Equity Fund	45-2766298

Voya Multi-Manager International Equity Fund	90-0636176

Voya Multi-Manager International Small Cap Fund	33-0591838

Voya VACS Series EME Fund	92-1129634

Voya Partners, Inc.

Voya Global Bond Portfolio	20-1544721

Voya Global Insights Portfolio (FKA VY® Invesco Global Portfolio)	75-3023503

Voya Index Solution 2030 Portfolio	45-2897339

Voya Index Solution 2035 Portfolio	26-1752193

Voya Index Solution 2040 Portfolio	45-2897431

Voya Index Solution 2045 Portfolio	26-1752971

Voya Index Solution 2050 Portfolio	45-2897491

Voya Index Solution 2055 Portfolio	27-0213462

Voya Index Solution 2060 Portfolio	47-2770020

Voya Index Solution 2065 Portfolio	85-0777252

Voya Index Solution 2070 Portfolio	33-2389400

Voya Index Solution Income Portfolio	26-1753031

Voya International High Dividend Low Volatility Portfolio	20-3606522

Voya Solution 2030 Portfolio	45-2888841

Voya Solution 2035 Portfolio	20-2456104

Voya Solution 2040 Portfolio	45-2888866

Voya Solution 2045 Portfolio	20-2456138

Voya Solution 2050 Portfolio	45-2888890

Voya Solution 2055 Portfolio	27-0213529

Voya Solution 2060 Portfolio	47-2784731

Voya Solution 2065 Portfolio	85-0790735

Voya Solution 2070 Portfolio	33-2418662

Voya Solution Aggressive Portfolio	46-2140327

Voya Solution Balanced Portfolio	26-0239133

Voya Solution Conservative Portfolio	27-1962562

Voya Solution Income Portfolio	20-2456008

Voya Solution Moderately Aggressive Portfolio	27-1962647

VY® American Century Small-Mid Cap Value Portfolio	45-0467862

VY® Baron Growth Portfolio	75-3023525

VY® Columbia Contrarian Core Portfolio	52-2354160

VY® Columbia Small Cap Value II Portfolio	20-3606562

VY® Invesco Comstock Portfolio	75-3023521

VY® Invesco Equity and Income Portfolio	52-2354153

VY® JPMorgan Mid Cap Value Portfolio	75-3023510

VY® T. Rowe Price Diversified Mid Cap Growth Portfolio	52-2354156

Voya Separate Portfolios Trust

Voya Investment Grade Credit Fund	20-8949559

Voya Securitized Credit Fund	47-1086328

Voya Target In-Retirement Fund	46-1247084

Voya Target Retirement 2030 Fund	46-1164497

Voya Target Retirement 2035 Fund	46-1173568

Voya Target Retirement 2040 Fund	46-1182361

Voya Target Retirement 2045 Fund	46-1194000

Voya Target Retirement 2050 Fund	46-1203080

Voya Target Retirement 2055 Fund	46-1214446

Voya Target Retirement 2060 Fund	47-5291384

Voya Target Retirement 2065 Fund	85-0764510

Voya Target Retirement 2070 Fund	33-2369949

Voya VACS Series EMHCD Fund	92-1181688

Voya VACS Series SC Fund	92-1153091

Voya Variable Funds

Voya Growth and Income Portfolio	06-0912550

Voya Variable Insurance Trust

VY® BrandywineGLOBAL – Bond Portfolio	47-2560348

Voya Variable Portfolios, Inc.

Voya Global High Dividend Low Volatility Portfolio	26-1431015

Voya Index Plus LargeCap Portfolio	06-1462044

Voya Index Plus MidCap Portfolio	06-1497207

Voya Index Plus SmallCap Portfolio	06-1497206

Voya International Index Portfolio	26-1751965

Voya Russell™ Large Cap Growth Index Portfolio	26-4508675

Voya Russell™ Large Cap Index Portfolio	26-1751663

Voya Russell™ Large Cap Value Index Portfolio	26-4508728

Voya Russell™ Mid Cap Growth Index Portfolio	26-4509122

Voya Russell™ Mid Cap Index Portfolio	26-1751794

Voya Russell™ Small Cap Index Portfolio	26-1751874

Voya Small Company Portfolio	06-1462045

Voya U.S. Bond Index Portfolio	26-1751541

Voya VACS Index Series EM Portfolio	92-0813233

Voya VACS Index Series I Portfolio	88-4223468

Voya VACS Index Series MC Portfolio	88-4228204

Voya VACS Index Series SC Portfolio	92-0859015

Voya Variable Products Trust

Voya MidCap Opportunities Portfolio	06-6493760

Voya SmallCap Opportunities Portfolio	06-6397002